Exhibit 10.27

AMENDMENT NO. 2

This Amendment No. 2 dated as of November 7, 2008 (this “Amendment”) is among (a) Société Générale, as Administrative Agent (in such capacity, with its successors and assigns, the “Credit Agreement Representative”) for the Credit Agreement Secured Parties, (b) Société Générale, as a Secured Counterparty (“Secured Counterparty”), (c) Denham Commodity Partners Fund LP (formerly Sowood Commodity Partners Fund LP), a Delaware limited partnership (together with its successors and assigns, “Sowood”), and (d) MxEnergy Holdings Inc., a Delaware corporation, MxEnergy Inc., a Delaware corporation (“MxEnergy”), MxEnergy Electric Inc., a Delaware corporation (“MxElectric”, and together with MxEnergy, the “Borrowers”), and certain of their respective subsidiaries party thereto (the “Intercreditor Parties”).

INTRODUCTION

A.                                   The Borrowers, the Parent, the other Loan Parties, the Credit Agreement Representative and certain financial institutions are parties to a Second Amended and Restated Credit Agreement dated as of September 30, 2008 (as amended, supplemented, restated, or otherwise modified from time to time, the “Restated Credit Agreement”) pursuant to which such financial institutions have agreed to make loans and extend other financial accommodations to the Borrowers.

B.                                     MxEnergy, certain of the other Loan Parties, and the Secured Counterparty are parties to the Master Transaction Agreement dated as of August 1, 2006, as amended through the Seventh Amendment to Master Transaction Agreement dated November 7, 2008 (the “Seventh Amendment to Master Transaction Agreement”) pursuant to which the Secured Counterparty, among other things, provides natural gas hedging arrangements for MxEnergy (the original Master Transaction Agreement, as amended through the Seventh Amendment to Master Transaction Agreement and as further amended, supplemented, restated, or otherwise modified from time to time, the “Master Transaction Agreement”).

C.                                     The Borrowers have requested, and, upon this Amendment becoming effective, the other Intercreditor Parties have agreed, that certain provisions of the Subordination and Intercreditor Agreement dated as of December 19, 2005, as amended by Amendment No. 1 dated as of August 1, 2008 (the “Intercreditor Agreement”) among the Intercreditor Parties be amended in the manner provided for in this Amendment.

Therefore, the parties to this Amendment hereby agree as follows:

Section 1.                                            Defined Terms.  Except to the extent specifically provided otherwise herein, capitalized terms not defined herein but defined in the Intercreditor Agreement and used herein shall have the meanings given to such terms in the Intercreditor Agreement.

Section 2.                                            Amendment to Intercreditor Agreement.  In Section 1 of the Intercreditor Agreement, the definition of “Secured Counterparty Primary Collateral” is amended in its entirety to read as follows:

“Secured Counterparty Primary Collateral” means, with respect to each Secured Counterparty, all rights, whether now owned or hereafter acquired, and proceeds therefrom under (a) all contracts of the Borrower or any of its Subsidiaries for the sale of electricity or gas or related products on a fixed price basis to one of such Loan Party’s customers (i) for which such Secured Counterparty provides (A) any of the electricity or gas or related products or (B) commodity price hedging or futures sales of commodities, and (ii) in which a Lien is granted or purported to be granted to such Secured Counterparty as security for any Secured Counterparty Obligation owing to such Secured Counterparty, excluding, however, accounts (as defined in the UCC) with respect to such contracts, whether now owned or hereafter acquired, and all proceeds from such accounts and (b) all Collateral Accounts and Collateral Account Property.

Section 3.                                            Agreement.  The Secured Counterparty and the Borrowers agree not to amend, supplement or otherwise modify any Secured Counterparty Contract or related agreement after the execution and delivery of the amendments effective on November 7, 2008 to incorporate covenants, events of default, termination events or other terms more conservative or restrictive than those contained in the Credit Agreement Documents, without the prior written consent of the Credit Agreement Representative.  For the avoidance of doubt, the Secured Counterparty shall not be required to make any conforming amendments to any Secured Counterparty Contract if the Credit Agreement Documents are modified or amended after such date and any such amendment or modification causes the Secured Counterparty Contract or related agreement to be more conservative or restrictive than the Credit Agreement Documents.

Section 4.                                            Conditions to Effectiveness.  This Amendment shall become effective on the date (the “Amendment Effective Date”) on which (a) all Intercreditor Parties shall have executed and delivered this Amendment, and (b) the Secured Counterparty has received payment in full in immediately available funds of all Specified Payments (as defined in the Seventh Amendment to Master Transaction Agreement) and all accrued interest thereon.

Section 5.                                            Miscellaneous.

(a)                                  Representation and Warranties.  Each Intercreditor Party hereby represents and warrants to each other Intercreditor Party, as of the Amendment Effective Date, that:

(i)                                     Corporate Power; Authorization; Enforceable Obligations.

(1)                                  Such Intercreditor Party has the corporate power and authority, and the legal right, to execute, deliver, and perform its obligations under this Amendment, and has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of this Amendment.

(2)                                  No consent or authorization of, approval by, notice to, filing with or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the execution and delivery of this Amendment or with the performance, validity or enforceability of this Amendment.

(3)                                  This Amendment has been duly executed and delivered on behalf of such Intercreditor Party.

(4)                                  This Amendment constitutes a legal, valid and binding obligation of such Intercreditor Party, enforceable against such Intercreditor Party in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

(ii)                                  No Legal Bar.  The execution, delivery and performance of this Amendment will not violate any applicable law or contractual obligation of such Intercreditor Party and will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any such applicable law or contractual obligation.

(b)                                 Costs and Expenses.  The Borrowers agree to pay all of the out-of-pocket costs and reasonable expenses incurred by the other Intercreditor Parties in connection with this Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of its counsel.

(c)                                  No Other Amendments; Confirmation.  Except as expressly amended, modified and supplemented hereby, the provisions of the Intercreditor Agreement are and shall remain in full force and effect.

(d)                                 Governing Law.  This Amendment and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws thereof (other than Sections 5-1401 and 5-1402 of the New York General Obligations Law).

(e)                                  Counterparts.  This Amendment may be executed by one or more of the Intercreditor Parties on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  This Amendment may be delivered by facsimile transmission of the relevant signature pages hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

SOCIÉTÉ GÉNÉRALE, as Credit Agreement Representative for and on behalf of the Credit Agreement Secured Parties

By:	/s/ BARBARA PAULSEN
Name:	Barbara Paulsen
Title:	Managing Director

By:	CHUNG-TAEK OH
Name:	Chung-Taek Oh
Title:	Vice President

SOCIÉTÉ GÉNÉRALE, as Secured Counterparty

/s/ GONZAGUE BATAILLE
Name:	Gonzague Bataille
Title:	Managing Director

MXENERGY INC.

By:	/s/ CHAITU PARIKH
Name:	Chaitu Parikh
Title:	VP and CFO

MXENERGY ELECTRIC INC.

By:	/s/ CHAITU PARIKH
Name:	Chaitu Parikh
Title:	VP and CFO

MXENERGY HOLDINGS INC.

By:	/s/ JEFFREY A. MAYER
Name:	Jeffrey A. Mayer
Title:	Chairman and CEO

ONLINE CHOICE INC.
MXENERGY GAS CAPITAL HOLDINGS CORP.
MXENERGY ELECTRIC CAPITAL HOLDINGS CORP.
MXENERGY GAS CAPITAL CORP.
MXENERGY ELECTRIC CAPITAL CORP.
TOTAL GAS & ELECTRIC INC.
TOTAL GAS & ELECTRICITY (PA) INC.
MXENERGY CAPITAL HOLDINGS CORP.
MXENERGY CAPITAL CORP.
MXENERGY SERVICES INC.
INFOMETER.COM INC.

By:	/s/ JEFFREY A. MAYER
Name:	Jeffrey A. Mayer
Title:	Chairman and CEO

DENHAM COMMODITY PARTNERS FUND LP

By:	DENHAM COMMODITY PARTNERS GP LP, its general partner

By:	Denham GP LLC, its general partner

By:	/s/ PAUL WINTERS
Name:	Paul Winters
Title:	Authorized Signatory